Exhibit 99.1

Cheetah Net Supply Chain Service Inc. Announces Second Quarter 2026 Results

IRVINE, Calif. August 13, 2026 (GLOBE NEWSWIRE) – Cheetah Net Supply Chain Service Inc. (“Cheetah” or the “Company”) (Nasdaq CM: CTNT), a provider of logistics and warehousing services and international trading services, today reported results for the quarter ended June 30, 2026 and provided a corporate update.

For the quarter ended June 30, 2026, the Company reported total revenue of $868,909, compared to $354,126 in the same period in 2025, representing an increase of $514,783, or 145.4%. The Company recorded an operating loss of $881,797 for the quarter ended June 30, 2026, compared to an operating loss of $780,849 in the same period in 2025, representing an increase of $100,948, or 12.9%. The increase was primarily due to an increase of $81,810 in selling, general and administrative expenses compared to the same period in 2025. The Company recognized other income of $954,052 for the quarter ended June 30, 2026, which primarily consisted of foreign exchange gain of $979,277, and interest income of $257,896, partially offset by loss on disposal of Edward of $297,610. After accounting for an income tax provision of $1,210, the Company reported a net income from continuing operations of $71,045, compared to net loss from continuing operations of $512,528 for the same period in 2025, representing an increase of $583,573, or 113.9%.

Tony Liu, Cheetah’s Chairman and CEO commented: “We continued to execute our strategy of diversifying the Company’s business platform. The acquisition of Super International Trading Limited expanded our operations into international trading. At the same time, our logistics and warehousing business continued to face pressure from uncertainty in global trade and changes in cross-border customer demand.”

“We also continued to streamline our operating structure and allocate resources toward businesses that we believe offer stronger long-term potential. During the quarter, we completed the disposal of Edward Transit Express Group, Inc. to optimize the Company’s business structure, reduce ongoing operating and management costs, and focus resources on higher-priority opportunities.”

“Looking ahead, we will continue to focus on integrating and developing our international trading operations while maintaining financial discipline and improving operational efficiency across the Company. We will continue to evaluate strategic opportunities that complement our existing capabilities, diversify our revenue base, and support sustainable long-term growth.”

Second Quarter 2026 Financial Results

Continuing operations – logistics and warehousing business

For the three months ended June 30, 2026, the Company reported revenue of $nil from its logistics and warehousing services segment, compared to $354,126 for the same period in 2025. The decrease was primarily due to the disposal of Edward and lower revenue from TWEW as a result of tighter U.S. immigration policies, higher labor costs, constrained labor availability, and unfavorable market conditions.

The Company also reported cost of revenue of $nil and $319,226 for the three months ended June 30, 2026 and 2025, respectively, representing a decrease of $319,226, or 100.0%, consistent with the corresponding decline in revenue from Edward and TWEW.

Gross profit for the three months ended June 30, 2026, was $nil, a decrease of $34,900, or 100.0%, from $34,900 for the three months ended June 30, 2025.

General and administrative expenses for the Company’s continuing operations-logistics and warehousing services segment decreased by $97,409, or 85.7%, to $16,251 for the three months ended June 30, 2026 from $113,660 for the three months ended June 30, 2025. The decrease was mainly due to the disposal of Edward in 2026.

Continuing operations – international trading

For the three months ended June 30, 2026, the Company reported revenue of $868,909 from international trading segment, including $208,909, or 24.0%, of our total revenue from the parent company, Cheetah, and $660,000, or 76.0%, of our total revenue from Super International Trading Limited (“Super International”), which we acquired on May 27, 2026. The increase was primarily due to the expansion of the Company’s international trading business following the acquisition of Super International.

The Company also reported cost of revenue of $849,409 and $nil for the three months ended June 30, 2026 and 2025, respectively, representing an increase of $849,409, including $199,409 attributable to Cheetah, representing 23.5% of total cost of revenues in the second quarter of 2026, and $650,000 attributable to Super International, consistent with the corresponding increase in international trading revenue.

Gross profit for the three months ended June 30, 2026 was $19,500, an increase of $19,500, from $nil for the three months ended June 30, 2025.

General and administrative expenses for the Company’s continuing operations - international trading segment increased to $20,084 for the three months ended June 30, 2026 from $nil for the three months ended June 30, 2025. The increase was mainly due to the commencement of our international trading operations following the acquisition of Super International on May 27, 2026.

Continuing operations – Corporate Unallocated Operating Adjustments

General and administrative expenses for the Company’s continuing operations- corporate unallocated operating adjustments segment increased by $159,135, or 23.0%, to $850,780 for the three months ended June 30, 2026 from $691,645 for the three months ended June 30, 2025. The increase was mainly due to acquisition and disposal related expenses, legal and accounting fees and travel and entertainment expenses.

Share-based compensation expenses were $14,182 and $10,444 for the three months ended June 30, 2026 and 2025, respectively, representing an increase of $3,738, or 35.8%.

Interest income from continuing operations was $264,695 for the three months ended June 30, 2026, compared to $272,228 for the three months ended June 30, 2025, representing a decrease of $7,533 or 2.8%. The decrease was primarily due to a reduction in average outstanding loan balances as certain borrowers repaid a portion of their loans, resulting in lower interest income.

Interest expense incurred from our continuing operations was $6,799 for the three months ended June 30, 2026, which decreased by $1,261, or 15.6%, from $8,060 for the three months ended June 30, 2025, mainly due to lower interest incurred on premium finance arrangements.

Other income, net from continuing operations was $993,766 for the three months ended June 30, 2026, compared to $17,140 for the three months ended June 30, 2025, representing an increase of $976,626, or 5,697.9%. The increase was primarily driven by higher foreign exchange gains resulting from currency rate fluctuations.

As a result of the above factors, the Company had a net income of $71,045 from our continuing operations for the three months ended June 30, 2026, compared to a net loss of $512,528 for the same period of 2025.

Six Months 2026 Financial Results

Continuing operations – logistics and warehousing business

For the six months ended June 30, 2026, the Company reported revenue of $92,700 from its logistics and warehousing services segment, compared to $833,925 for the same period in 2025. The decrease was primarily due to the disposal of Edward and lower revenue from TWEW as a result of tighter U.S. immigration policies, higher labor costs, constrained labor availability, and unfavorable market conditions.

The Company also reported cost of revenue of $72,833 and $742,769 for the six months ended June 30, 2026 and 2025, respectively, primarily reflecting labor and logistics costs for TWEW and ocean freight service costs incurred by Edward.

Gross profit for the six months ended June 30, 2026, was $19,867, a decrease of $71,289, or 78.2%, from $91,156 for the six months ended June 30, 2025.

General and administrative expenses for the Company’s continuing operations-logistics and warehousing services segment decreased by $89,381, or 36.3%, to $156,689 for the six months ended June 30, 2026 from $246,070 for the six months ended June 30, 2025. The decrease was mainly due to lower operating and administrative expenses following the disposal of Edward, as well as ongoing cost control initiatives.

Continuing operations – international trading

For the six months ended June 30, 2026, the Company reported revenue of $868,909 from international trading segment, including $208,909, or 24.0%, of our total revenue from Cheetah and $660,000, or 76.0%, of our total revenue from Super International, which we acquired on May 27, 2026. The increase was primarily due to the expansion of the Company’s international trading business following the acquisition of Super International.

The Company also reported cost of revenue of $849,409 and $nil for the six months ended June 30, 2026 and 2025, respectively, representing an increase of $849,409 including $199,409 attributable to Cheetah and $650,000 attributable to Super International, consistent with the corresponding increase in international trading revenue.

Gross profit for the six months ended June 30, 2026, was $19,500, an increase of $19,500, or 100.0%, from $nil for the six months ended June 30, 2025.

General and administrative expenses for the Company’s continuing operations-international trading segment increased to $20,084 for the six months ended June 30, 2026 from $nil for the six months ended June 30, 2025. The increase was mainly due to the acquisition of Super International.

Continuing operations – Corporate Unallocated Operating Adjustments

General and administrative expenses for the Company’s continuing operations- corporate unallocated operating adjustments segment decreased by $79,408, or 5.1%, to $1,480,346 for the six months ended June 30, 2026 from $1,559,754 for the six months ended June 30, 2025. The decrease was mainly due to lower payroll and benefits, legal and accounting fees, rental and lease expenses, and insurance expenses.

Share-based compensation expenses were $28,364 and $26,629 for the six months ended June 30, 2026 and 2025, respectively, representing an increase of $1,735, or 6.5%.

Interest income from continuing operations was $415,837 for the six months ended June 30, 2026, compared to $480,318 for the six months ended June 30, 2025, representing a decrease of $64,481 or 13.4%. The decrease was primarily due to a reduction in average outstanding loan balances as certain borrowers repaid a portion of their loans, resulting in lower interest income.

Interest expense incurred from our continuing operations was $14,499 for the six months ended June 30, 2026, which decreased by $2,373, or 14.1%, from $16,872 for the six months ended June 30, 2025, mainly due to lower interest incurred on premium finance arrangements.

Other income, net from continuing operations was $1,002,778 for the six months ended June 30, 2026, compared to $29,756 for the six months ended June 30, 2025, representing an increase of $973,022, or 3,270.0%. The increase was primarily driven by higher foreign exchange gains resulting from currency rate fluctuations.

As a result of the above factors, the Company had a net loss of $545,220 from our continuing operations for the six months ended June 30, 2026, compared to a net loss of $1,266,437 for the same period of 2025.

Liquidity and Going Concern Considerations

The Company reported a net operating loss of approximately $1.6 million for six months ended June 30, 2026, and net cash used in operating activities of approximately $0.9 million. As the Company has been integrating into newly acquired international trading business and developing to the logistics and warehousing service business, the Company may continue to incur operating losses and generate negative cash flow. These factors raise doubts about the Company’s ability to continue as a going concern.

As of June 30, 2026, the Company had cash and cash equivalents of approximately $2.1 million and a working capital balance of $74.1 million. In addition, the Company had receivable from withdrawal of investment of $41.1 million and loan receivable from third parties of approximately $30.0 million, which can be sufficient for the Company to support its ongoing business operations and meet the obligations in the future.

Management has evaluated the Company’s ability to continue as a going concern in accordance with ASC 205-40, Presentation of Financial Statements – Going Concern. This evaluation considered the Company’s current financial condition, expected cash flows, obligations due within the next 12 months, and available sources of liquidity.

The Company is working to further improve its liquidity and capital sources primarily by generating cash from operations, pursuing debt financing, and, if needed, seeking financial support from its principal stockholder. If necessary to fully implement its business plan and sustain continued growth, the Company may seek additional equity financing from outside investors. Based on the current operating plan, management believes that the aforementioned measures collectively will provide sufficient liquidity to meet the Company’s liquidity and capital requirements for at least 12 months from the issuance date of its consolidated financial statements.

Forward-Looking Statements

This press release contains certain forward-looking statements, including statements that are predictive in nature. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K, under the caption “Risk Factors.”

For more information, please contact:

Cheetah Net Supply Chain Service Inc.

Investor Relations

(949) 418-7804

ir@cheetah-net.com

CHEETAH NET SUPPLY CHAIN SERVICE INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2026	2025*
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,143,604	$233,217
Accounts receivable, net	734,162	6,540
Loan receivable	29,951,513	7,430,111
Other receivables, net	960,451	1,157,130
Prepaid expenses and other current assets	821,030	238,648
Receivable from withdrawal of investment deposit	41,110,573	—
TOTAL CURRENT ASSETS	75,721,333	9,065,646
NONCURRENT ASSETS:
Property, plant, and equipment, net	309,792	358,868
Operating lease right-of-use assets	530,929	1,165,517
Intangibles, net	505,000	792,571
Goodwill	2,665,654	475,862
Contingent consideration asset	2,783,884	—
TOTAL NONCURRENT ASSETS	6,795,259	2,792,818
TOTAL ASSETS	$82,516,592	$11,858,464

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$733,426	$32,762
Current portion of long-term debt	37,279	35,902
Loans payable from premium finance	—	82,650
Due to a related party	9,713	5,204
Operating lease liabilities, current	502,249	594,407
Accrued liabilities and other current liabilities	309,823	594,693
TOTAL CURRENT LIABILITIES	1,592,490	1,345,618
NONCURRENT LIABILITIES:
Long-term debt, net of current portion	552,570	572,653
Operating lease liabilities, net of current portion	44,950	584,606
TOTAL NONCURRENT LIABILITIES	597,520	1,157,259
TOTAL LIABILITIES	$2,190,010	$2,502,877

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value, 2,200,000,000 and 1,000,000,000 shares authorized; 3,159,391 and 17,096 shares issued and outstanding as of June 30, 2026, and December 31, 2025, respectively, including: *
Class A common stock, $0.0001 par value, 2,000,000,000 and 891,750,000 shares authorized; 2,955,935 and 13,640 shares issued and outstanding as of June 30, 2026, and December 31, 2025, respectively	296	1
Class B common stock, $0.0001 par value, 200,000,000 and 108,250,000 shares authorized; 203,456 and 3,456 shares issued and outstanding as of June 30, 2026, and December 31, 2025, respectively	20	—
Additional paid-in capital	89,201,800	17,685,900
Accumulated deficit	(8,875,534)	(8,330,314)
TOTAL STOCKHOLDERS’ EQUITY	80,326,582	9,355,587

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$82,516,592	$11,858,464

* Retrospectively restated for effect of the Company’s amended and restated articles of incorporation and bylaws and share reverse split on April 20, 2026. See also Note 16.

The accompanying notes are an integral part of these consolidated financial statements.

CHEETAH NET SUPPLY CHAIN SERVICE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025*	2026	2025*
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUE	$868,909	$354,126	$961,609	$833,925

COST OF REVENUE	849,409	319,226	922,242	742,769

GROSS PROFIT	19,500	34,900	39,367	91,156

OPERATING EXPENSES
General and administrative expenses	887,115	805,305	1,657,119	1,805,824
Share-based compensation expenses	14,182	10,444	28,364	26,629
TOTAL OPERATING EXPENSES	901,297	815,749	1,685,483	1,832,453

LOSS FROM OPERATIONS	(881,797)	(780,849)	(1,646,116)	(1,741,297)

OTHER INCOME (EXPENSES)
Interest income	264,695	272,228	415,837	480,318
Interest expenses	(6,799)	(8,060)	(14,499)	(16,872)
Loss on disposal of Edward	(297,610)	—	(297,610)	—
Other income	993,766	17,140	1,002,778	29,756
OTHER INCOME, NET	954,052	281,308	1,106,506	493,202

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	72,255	(499,541)	(539,610)	(1,248,095)

Income tax	1,210	12,987	5,610	18,342

INCOME (LOSS) FROM CONTINUING OPERATIONS	71,045	(512,528)	(545,220)	(1,266,437)

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	—	—	—

NET INCOME (LOSS)	$71,045	$(512,528)	$(545,220)	$(1,266,437)

Income (loss) from continuing operations per ordinary share - basic and diluted	$0.037	$(31.84)	$(0.53)	$(78.68)
Income (loss) from discontinued operations per ordinary share - basic and diluted	$0.00	$0.00	$0.00	$0.00
Earnings (loss) per share - basic and diluted	$0.037	$(31.84)	$(0.53)	$(78.68)
Weighted average shares - basic and diluted	1,909,536	16,096	1,027,682	16,096

* Certain reclassifications have been made to the financial statements for the period ended June 30, 2024, to conform to the presentation for the period ended June 30, 2025, with no effect on previously reported net income (loss). See Note 6 – Discontinued Operations.

The accompanying notes are an integral part of these consolidated financial statements.

CHEETAH NET SUPPLY CHAIN SERVICE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months ended June 30,
	2026	2025
Net cash provided by (used in) operating activities	$(865,760)	$1,333,668
Cash used in operations-continuing operations	(865,760)	(1,206,833)
Cash provided by operations-discontinued operations	—	2,540,501
Net cash used in investing activities	(68,610,348)	(2,661,150)
Cash used in investing activities-continuing operations	(68,610,348)	(2,661,150)
Net cash provided by (used in) financing activities	71,386,495	(138,294)
Cash provided by (used in) financing activities-continuing operations	71,386,495	(138,294)
Net (decrease) increase in cash	$1,910,387	$(1,465,776)